Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen	Amy Claire Wild
303-397-8592	303-397-8450
TeleTech Reports First Quarter 2006 Financial Results
Record First Quarter Revenue Grows 11.4 Percent; EPS Doubles to 8 Cents
Global Demand Driving 25 Percent Increase in Worldwide Capacity
Englewood, Colo., May 3, 2006 – TeleTech Holdings, Inc. (Nasdaq: TTEC), a leading global business process outsourcing (BPO) provider, today announced first quarter 2006 financial results. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2006.
TeleTech reported record first quarter revenue of $283.4 million, an increase of 11.4 percent year over year. Revenue in TeleTech’s North American and International Customer Management segments, which combined represents 94 percent of consolidated revenue, grew 14.2 percent year over year.
Income from operations more than doubled year over year increasing to $9.1 million or 3.2 percent of total revenue.
Fully diluted EPS doubled year over year to 8 cents per share. This includes $1.4 million of stock option expense, or approximately one cent per share. It also includes $0.9 million of asset impairment and restructuring charges, or approximately one cent per share, primarily related to costs associated with certain international facilities.
EXECUTIVE COMMENTARY
“This is the second consecutive quarter of double-digit revenue growth driven by continued new, renewed and expanded business wins. The increased pace of new business wins stems from our continuing investment in sales and marketing, a heightened interest in BPO outsourcing across all our targeted industry verticals and a shortened sales cycle. In addition, both new and existing clients are increasingly selecting TeleTech because of our growing suite of diversified offerings and our ability to handle both their front and back office outsourcing needs,” said Ken Tuchman, Chairman and Chief Executive Officer. “Our solid revenue growth has led to an unprecedented need for new capacity deployment in near and off-shore locations. We believe our capacity in these locations will grow to nearly 80 percent of our total capacity by year-end.”
First Quarter 2006 Business Highlights
Increased Pace of New, Renewed and Expanded Client Business
•	During the first four months of 2006, TeleTech signed an estimated $80 million of incremental annual revenue from new and existing clients. When combined with the underlying value of the associated existing client business, it results in an estimated total contract value of approximately $2 billion over a multi-year period.

•	As a result of high client satisfaction levels, nearly all significant client agreements requiring renewal in 2006 have been completed.
Strong Pipeline of New Global Business Opportunities with Shortening Sales Cycle
•	TeleTech’s pipeline of new global business opportunities is strong and its revenue base continues to diversify across several targeted industry verticals. For instance, revenue in TeleTech’s healthcare vertical is currently six percent of revenue, up from less than two percent a year ago. Current and prospective clients are increasingly realizing that outsourcing front and back office processes are integral to achieving their broader business objectives.

Strong Balance Sheet Funding Organic Growth and Share Repurchase Program
•	As of quarter end, TeleTech had cash and cash equivalents of $34.5 million and total debt to equity of 13.6 percent.

•	As a result of increased global demand, capital expenditures were $14.6 million, up from $4.8 million a year ago. Accordingly, free cash flow was $2.1 million in the first quarter 2006 compared to $10.3 million in the prior year quarter.

•	TeleTech repurchased $8.1 million of common stock through March 31, 2006, leaving approximately $58 million remaining under the repurchase program as of quarter-end.
Business Outlook
•	As previously disclosed, TeleTech expects full year 2006 organic revenue to grow between 8 to 10 percent over 2005 and believes its fourth quarter 2006 operating margin will approximate 6 to 7 percent.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss first quarter 2006 financial results on Wednesday, May 3, 2006, at 5:00 p.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Wednesday, May 17, 2006.
ABOUT TELETECH
TeleTech is a leading global business process outsourcing (BPO) company that provides a full range of front-to-back office outsourced solutions including customer management, transaction-based processing, and database marketing services. TeleTech’s comprehensive solutions include fully managed, OnDemand services including infrastructure, software, and business intelligence. TeleTech’s ability to deliver innovative solutions globally over a centralized and standardized delivery platform ensures a high quality, consistent customer experience enabling clients to increase revenue, improve profitability, and develop stronger customer relationships around the world. TeleTech is a valued partner for clients that include Global 1000 businesses and governments. Approximately 60 percent of TeleTech’s revenue is generated internationally with services offered in 150 languages from nearly every continent on the globe. For additional information, visit www.TeleTech.com.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our belief that we are continuing to see strong demand for our services; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; achieving expected profit improvement in our International Customer Management operations; the ability to close and ramp new business opportunities that are currently being pursued with existing clients and potential clients in order to achieve our Business Outlook; our ability to execute our growth plans, including sales of new products (such as TeleTech On DemandTM and TeleTech In CultureTM); our ability to achieve our year-end 2006 and 2007 financial goals and targeted cost reductions set forth in our Business Outlook; the possibility of our Database Marketing and Consulting segment not increasing revenue, lowering costs, or returning to profitability; the possibility of lower revenue or price pressure from our clients experiencing a downturn or merger in their business; greater than anticipated competition in the Business Process Outsourcing (“BPO”) and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2006, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Revenue	$283,422	$254,326

Operating Expenses:
Cost of services	213,545	191,010
Selling, general and administrative	48,058	43,976
Depreciation and amortization	11,801	14,308
Restructuring charges, net	757	953
Impairment losses	176	—

Total operating expenses	274,337	250,247

Operating Income	9,085	4,079

Other income (expense)	(332)	874

Income Before Income Taxes and Minority Interest	8,753	4,953

Provision for income taxes	2,981	2,149

Income Before Minority Interest	5,772	2,804

Minority interest	(384)	(63)

Net Income	$5,388	$2,741

Net Income Per Share:
Basic	$0.08	$0.04

Diluted	$0.08	$0.04

Operating Income Margin	3.2%	1.6%
Net Income Margin	1.9%	1.1%
Effective Tax Rate after Minority Interest	35.6%	43.9%

Weighted Average Shares
Basic	68,928	74,179
Diluted	70,344	76,720

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Revenue:
North American Customer Management	$179,737	$152,252
International Customer Management	86,084	80,420
Database Marketing and Consulting	17,601	21,654

Total	$283,422	$254,326

Operating Income (Loss) :
North American Customer Management	$12,743	$11,233
International Customer Management	(2,693)	(4,323)
Database Marketing and Consulting	(965)	(2,831)

Total	$9,085	$4,079

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,483	$32,505
Accounts receivable, net	198,918	207,090
Other current assets	61,033	59,558

Total current assets	294,434	299,153

Property and equipment, net	138,692	133,635
Other assets	89,497	85,443

Total assets	$522,623	$518,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$154,940	$160,183
Other noncurrent liabilities	65,317	58,130
Minority interest	6,951	6,544
Total stockholders’ equity	295,415	293,374

Total liabilities and stockholders’ equity	$522,623	$518,231

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Reconciliation of Free Cash Flow

Cash Flow From Operating Activities:
Net income	$5,388	$2,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,801	14,308
Other	(469)	(1,951)

Net cash provided by operating activities	$16,720	$15,098

Total Capital Expenditures	$14,572	$4,766

Free Cash Flow	$2,148	$10,332

	Three months ended
	March 31,
	2006	2005
Reconciliation of EBITDA

Net Income	$5,388	$2,741
Interest income	($169)	($812)
Interest expense	$887	$517
Provision for income taxes	$2,981	$2,149
Depreciation and amortization	$11,801	$14,308

EBITDA	$20,888	$18,903